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                                                                     EXHIBIT 12

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                      (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

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                                                                             THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                                SEPTEMBER 30,                SEPTEMBER 30,
                                                                         ---------------------------- ----------------------------
                                                                                 2000           1999          2000           1999
                                                                         ------------- -------------- -------------  -------------

Income before income taxes                                                    $13,305        $13,556      $ 43,844       $ 34,648
Add:    Minority interest in consolidated real estate affiliates                2,440          1,014         4,516          3,416
        Equity in income of unconsolidated real estate affiliates              (4,232)        (1,958)       (7,823)        (5,344)
        Distributions from unconsolidated real estate affiliates                5,431            963        11,040          3,996
        Interest expense                                                       46,794         42,424       138,510        141,609
Less:   Gains on sales of investments                                               -              -             -         (1,971)
                                                                         ------------- -------------- -------------  -------------
Total earnings available to cover fixed charges                               $63,738        $55,999      $190,087       $176,354
                                                                         ============= ============== =============  =============
Total fixed charges-interest expensed and capitalized                         $48,140        $43,268      $141,395       $143,297
Total preferred stock dividends                                                10,510          9,559        31,530         26,809
                                                                         ------------- -------------- -------------  -------------
Total combined fixed charges and preferred stock dividends                    $58,650        $52,827      $172,925       $170,106
                                                                         ============= ============== =============  =============
Ratio of earnings to fixed charges                                              1.32x         1.29x          1.34x          1.23x
                                                                         ============= ============== =============  =============
Ratio of earnings to fixed charges and preferred stock dividends                1.09x         1.06x          1.10x          1.04x
                                                                         ============= ============== =============  =============
Supplemental Disclosure of Ratio of Funds from Operations
   to Fixed Charges:
Funds From Operations ("FFO")                                                 $49,238        $44,087      $142,445       $127,294
Interest expense                                                               46,794         42,424       138,510        141,609
                                                                         ------------- -------------- -------------  -------------
Adjusted FFO available to cover fixed charges                                 $96,032        $86,511      $280,955       $268,903
                                                                         ============= ============== =============  =============
Total fixed charges - interest expensed and capitalized                       $48,140        $43,268      $141,395       $143,297
Total preferred stock dividends                                                10,510          9,559        31,530         26,809
                                                                         ============= ============== =============  =============
Total combined fixed charges and preferred stock dividends                    $58,650        $52,827      $172,925       $170,106
                                                                         ============= ============== =============  =============
Ratio of FFO to fixed charges                                                   1.99x         2.00x          1.99x          1.88x
                                                                         ============= ============== =============  =============
Ratio of FFO to fixed charges and preferred stock dividends                     1.64x         1.64x          1.62x          1.58x
                                                                         ============= ============== =============  =============
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